UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.02	Results of Operations and Financial Condition.

On November 19, 2024, Citi Trends, Inc. (the “Company”) issued a press release that in part provides preliminary financial results for the third quarter of fiscal 2024 (the “Press Release”). A copy of the Press Release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1, and the portion of the Press Release regarding the preliminary financial information is incorporated herein by reference.

The information contained in this Item 2.02, including the portion of the Press Release regarding the preliminary financial information, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, the Company announced that its Board of Directors (the “Board”) has concluded its search for a Chief Executive Officer and has appointed Kenneth (Ken) D. Seipel, the Company’s Interim Chief Executive Officer and a member of the Board, to serve as its permanent Chief Executive Officer, effective as of November 18, 2024.

Mr. Seipel, age 64, has served as a director of the Company since 2019. Mr. Seipel is currently the Interim Chief Executive Officer of the Company and the Principal of Retail Business Optimization LLC, a consulting firm optimizing retail execution. He formerly served as the lead independent director of West Marine Inc., the world’s largest retailer of boating supplies, since August 2021, after previously serving as the Chief Executive Officer from 2018 to 2021. From March 2013 to March 2017, Mr. Seipel served as Chief Executive Officer of Gabriel Brothers Inc., an off-priced retailer selling designer brands and fashions for up to 70% off department and specialty store prices. From March 2011 until February 2013, Mr. Seipel served as President and Chief Operating Officer of Wet Seal Inc. Prior to that, Mr. Seipel served as the President and Chief Merchandise/Marketing Officer of Pamida Discount Stores LLC, a regional discount chain of department stores with more than 175 locations in the United States, from 2009 until 2011. Mr. Seipel also served as Executive Vice President of Stores, Operations and Store Design for the Old Navy division of Gap, Inc., an American clothing brand and chain of more than 1,000 stores in the United States and Canada, from 2003 through 2008. Mr. Seipel also held various merchandising and operations management roles earlier in his career with Target Corporation, a public retailing company and the second largest discount retailer in the United States, Shopko Stores, Inc., a privately-held chain of retail stores, and J. C. Penney Company, Inc., a public corporation which operates a chain of mid-range department stores and catalog sales merchant offices throughout the United States.

Mr. Seipel will receive a base salary of $725,000 per year and will be eligible to earn an annual cash incentive for 2024 with a prorated target amount equal to 66% of his base salary, with an opportunity to earn 200% of the target amount based on achievement of certain earnings targets for the Company. In connection with his election as permanent Chief Executive Officer, Mr. Seipel will receive a grant of 80,000 restricted shares of Company common stock, which will vest ratably over 3 years starting on the first anniversary of the grant date. In addition, Mr. Seipel will receive a performance-based grant of approximately 321,500 restricted shares of Company common stock, which may be earned based on the average closing price of the common stock equaling or exceeding six specific stock price hurdles for 45 consecutive trading days during a three-year performance period. Restricted shares that are earned based on meeting the stock price hurdles will vest as to two-thirds of the shares on the third anniversary of the grant date, and as to one-third of the shares on the fourth anniversary of the grant date, subject to Executive’s continued service as Chief Executive Officer with respect to the three-year performance period, and as either Chief Executive Officer or as a member of the Board with respect to the fourth vesting year. Each stock price hurdle represents a 20% increase in stock price. No further equity incentive awards will be granted to Mr. Seipel during the three-year performance period. The performance-based restricted shares were granted pursuant to a Performance-Based Restricted Stock Award Agreement (the “Performance-Based Restricted Stock Award Agreement”).

Mr. Seipel has entered into an Employment, Non-Compete, Non-Solicit and Confidentiality Agreement (the “Restrictive Covenant Agreement”) and a Severance Agreement (the “Severance Agreement”) with the Company. Pursuant to the Restrictive Covenant Agreement, Mr. Seipel has agreed to (i) not work for a competitor during the term of his employment or for one year following termination of employment with the Company, (ii) not solicit any of the Company’s merchandise vendors for a period of eighteen months following termination of employment with the Company, and (iii) not solicit any employee of the Company during the term of his employment or for a period of two years following termination of employment with the Company, in each case, regardless of the reason for termination. Pursuant to the Severance Agreement, if the Company terminates Mr. Seipel’s employment without Cause (as defined in the Severance Agreement) or if he terminates his employment in the event his job duties have been materially diminished or his compensation has been materially decreased, the Company will provide Mr. Seipel with separation payments of twelve months base salary, and will pay him the full monthly cost, less applicable tax withholdings, to provide the same level of group health insurance maintained by him as of his separation from service for twelve months.

Mr. Seipel has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Seipel and any other person pursuant to which Mr. Seipel was selected as the Company’s Chief Executive Officer, and there are no transactions involving Mr. Seipel that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the material terms of the Performance-Based Restricted Stock Award Agreement, the Restrictive Covenant Agreement and the Severance Agreement is qualified in its entirety by reference to the full text of the Performance-Based Restricted Stock Award Agreement, the Restrictive Covenant Agreement and the Severance Agreement, copies of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for fiscal 2024.

In connection with the election of Mr. Seipel as the Chief Executive Officer, the Board appointed Mr. Peter Sachse, who currently serves as the Executive Chairman of the Board, as the Chairman of the Board effective as of November 18, 2024.

Item 7.01	Regulation FD Disclosure.

On November 19, 2024, the Company announced the appointment of its permanent CEO as described above. The portion of the Press Release regarding the CEO appointment is incorporated herein by reference.

The information contained in this Item 7.01, including the portion of the Press Release regarding the CEO appointment, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filings under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: November 19, 2024	By:	/s/ Heather Plutino
	Name:	Heather Plutino
	Title:	Chief Financial Officer